UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

MVP REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 240
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MVP REIT, Inc. (the “Company,” or “MVP REIT”) hereby amends the Current Report on Form 8-K filed on May 7, 2014 to provide the required financial information relating to completing the exchange of their interests in certain parking and storage properties held by Vestin Realty Mortgage II, Inc. (“VRTB”) and Vestin Realty Mortgage I, Inc. (“VRTA”) for interests in certain office buildings held by MVP REIT, Inc. (“MVP”), as described in such Current Report.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of lessee (triple net lease)

At the closing, each of the parking facilities acquired by MVP REIT, Inc. was leased to SP Plus Corporation (formerly known as Standard Parking Corporation) pursuant to triple net lease under which SP Plus Corporation is responsible for substantially all real estate taxes and insurance, maintenance and other operating expenses.  SP Plus Corporation is a SEC-registered public company that provides parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients. Its main website address is www.spplus.com.  SP Plus Corporation makes available without charge on the Investor Relations section of its website its annual reports, quarterly reports, current reports and other filings with the SEC, including the audited and interim financial statement contained in its annual and quarterly reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 16, 2014

MVP REIT, INC.

By: __/S/ Dustin Lewis____
        Dustin Lewis
        Chief Financial Officer